EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF

PAINCARE HOLDINGS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PainCare Holdings, Inc. (the “Company”) for the period ending September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Randy Lubinsky, as Chief Executive Officer of the Company, and Mark Szporka, as Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Randy Lubinsky
Randy Lubinsky, Chief Executive Officer
Date: November 13, 2007

/s/ Mark Szporka
Mark Szporka, Chief Financial and
Accounting Officer
Date: November 13, 2007